Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-148352, 333-164219, 333-183448 and 333-187442 on Form S-8 and No. 333-161067 on Form F-3 of our reports dated May 16, 2016, relating to the consolidated financial statements and financial statement schedule of AirMedia Group Inc., its subsidiaries, its variable interest entities (the “VIEs”) and its VIEs’ subsidiaries (collectively, the “Group”) as of December 31, 2014 and 2015, and for the years ended December 31, 2013, 2014 and 2015, and the effectiveness of the Group’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Group's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 20-F of AirMedia Group Inc. for the year ended December 31, 2015.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China
May 16, 2016